UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 2, 2020

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	CAKE	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)       Compensatory Arrangements of Certain Officers.

Restoration of Base Salary for Named Executive Officers and Cash Compensation of Non-Employee Directors

As previously disclosed, in response to the impacts of COVID-19 on the business of The Cheesecake Factory Incorporated (the “Company”), our Chief Executive Officer (“CEO”) and other named executive officers (as defined in the proxy statement for our 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 18, 2019) (“NEOs”) elected, and the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved, a reduction in their 2020 base salaries by 20% effective April 1, 2020. In addition, our Board elected to take a 20% reduction in annual cash retainer fees.

On September 2, 2020, the Compensation Committee approved the restoration of our CEO’s and other NEOs’ base salaries from the previously disclosed reduced levels that have been in effect since April 1, 2020, and the Board approved the restoration of all elements of cash compensation payable to non-employee directors under the Company’s Director Compensation Program to the amounts previously approved by the Board, effective September 15, 2020.

Adoption of Amendment and Restatement of the Company’s 2015 Amended and Restated Performance Incentive Plan

On September 2, 2020, the Board also adopted and approved an amendment and restatement of the Company’s 2015 Amended and Restated Performance Incentive Plan (as amended and restated, the “Amended 2015 Plan”) to enhance the Compensation Committee’s flexibility with respect to the operation and administration of the Amended 2015 Plan, in part by amending certain provisions related to Section 162(m) of the Internal Revenue Code which are no longer relevant to the preservation of tax deductibility of certain executive compensation, including removing requirements relating to the timing of setting performance targets, removing limitations on the performance objectives upon which bonuses may be based and removing the limitation that the Compensation Committee may only exercise discretion to reduce (but not increase) the amount of any bonus payable under the Plan.

The foregoing description of the Amended 2015 Plan contained herein does not purport to be complete and is qualified in its entirety by reference to the Amended 2015 Plan which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Approval of Revised Strategic Objectives

Under the Company’s 2020 annual bonus program previously approved by the Compensation Committee under the Amended 2015 Plan, our NEOs are eligible to receive an annual cash performance incentive bonus (“Bonus”), 75% of which is based on our performance against specific financial objectives and 25% of which is based on our achievement of specific strategic objectives. In accordance with our regular practice, in February 2020, the Compensation Committee established the specific strategic and financial objectives applicable to our fiscal year 2020 performance. Due to the COVID-19 pandemic, and in order to focus the Company on its new strategic priorities within the context of COVID-19, on September 2, 2020, the Compensation Committee approved modifications to the strategic objectives applicable to the component representing 25% of the 2020 Bonus.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	2015 Amended and Restated Performance Incentive Plan, as amended and restated on September 2, 2020
104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2020	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer